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                                                                    EXHIBIT 23.9

                        CONSENT OF SALOMON BROTHERS INC


    We hereby consent to the use of our name and to the description of our opinion letters under the caption "THE MERGER -- Opinions of Financial Advisors" in, and to the inclusion of our draft opinion letter as Appendix B to, the Joint Proxy Statement/Prospectus of Horizon Healthcare Corporation and Continental Medical Systems, Inc., which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of Horizon Healthcare Corporation. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                                                 /s/ SALOMON BROTHERS INC



New York, New York
May 23, 1995